QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF KPMG LLP

The Board of Directors
ACCPAC International, Inc.:

        We consent to the use of our report dated January 31, 2003 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Mountain View, California
February 20, 2003.

QuickLinks

  EXHIBIT 23.1
CONSENT OF KPMG LLP